Exhibit 99

PRESS RELEASE	FOR IMMEDIATE RELEASE

RigNet Announces Third Quarter 2015 Earnings Results

•	Quarterly revenue of $66.3 million, representing decreases of 24.5% and 11.7%, respectively, over the prior year and prior quarters

•	Quarterly Adjusted EBITDA of $14.5 million, representing decreases of 28.2% and 21.7%, respectively, over the prior year and prior quarters

•	Quarterly Cash Earnings of $12.2 million, representing decreases of 17.7% and 20.5%, respectively, over the prior year and prior quarters

HOUSTON – November 9, 2015 – RigNet, Inc. (NASDAQ: RNET), a leading global provider of managed remote communications solutions to the oil and gas industry, today reported quarterly results for the quarter ended September 30, 2015.

Quarterly revenue was $66.3 million, representing decreases of $21.5 million, or 24.5%, and $8.8 million, or 11.7%, respectively, as compared to the prior year and prior quarters. Telecoms Systems Integration contributed $8.2 million and $4.9 million, respectively, to the revenue decline as compared to the prior year and prior quarters, primarily as a result of reduced activity and backlog. Managed Services revenue decreased $13.3 million and $3.9 million, respectively, as compared to the prior year and prior quarters, primarily due to reduced spending by oil and gas operators on upstream drilling projects as a result of lower commodity prices.

Quarterly Adjusted EBITDA was $14.5 million, or 21.9% of revenue, representing decreases of $5.7 million, or 28.2%, and $4.0 million, or 21.7%, respectively, over the prior year and prior quarters. These decreases resulted primarily from lower revenue partially offset by benefits from cost containment actions.

Quarterly Cash Earnings were $12.2 million, or $0.69 per diluted share, representing decreases of $2.6 million, or 17.7%, and $3.2 million, or 20.5%, respectively, over the prior year and prior quarters.

Capital expenditures were $6.1 million compared to $10.0 million in the prior year quarter. Unlevered Free Cash Flow, defined as Adjusted EBITDA less capital expenditures, was $8.4 million, a decrease of $1.8 million, or 17.6%, over the prior year quarter.

Included in the 2015 financial results, the Company has recorded a $12.6 million charge related to impairment of goodwill and intangibles in the three and nine months ended September 30, 2015 in our North America land operations. Additionally, the Company has incurred $1.3 million and $7.5 million of restructuring charges for the three and nine months ended September 30, 2015, respectively, related to resource reallocation and headcount reductions implemented in connection with the decline in oil and gas activity. Both the impairment of goodwill and intangibles and restructuring charges are added back to net income in our non-GAAP measures below.

Mark B. Slaughter, chief executive officer and president, commented, “The RigNet team executed well in the quarter, including winning new sites and new customers, but reduced customer spending impacted our existing business as offshore rigs were stacked and scrapped. We further adjusted our cost structure in the quarter to align with market activity levels while maintaining customer service levels and long-term investments important for when market conditions improve. Our efforts continue to strengthen our capabilities, defend and expand our market presence and overall emerge as a better company. Moreover, with our strong financial position, we are well-positioned to execute against our long-term growth plans, both organically and inorganically, under the current market conditions.”

1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

A conference call for investors will be held at 3:00 p.m. Eastern Time (2:00 p.m. Central Time) on Tuesday, November 10, 2015, to discuss RigNet’s 2015 third quarter results. The call may be accessed live over the telephone by dialing +1 (877) 845-0777, or, for international callers, +1 (760) 298-5090. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto RigNet’s website at www.rig.net in the Investors – Webcasts and Presentations section. A replay of the conference call webcast will also be available on our website for approximately thirty days following the call.

Non-GAAP Financial Measures

This press release contains the following non-GAAP measures: Gross Profit (excluding depreciation and amortization), Adjusted EBITDA, Unlevered Free Cash Flow, Cash Earnings and Cash EPS. Gross Profit (excluding depreciation and amortization), Adjusted EBITDA, Unlevered Free Cash Flow, Cash Earnings and Cash EPS are financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP. We refer you to the Company’s most recent 10-K and 10-Q filings for the year ended December 31, 2014 and the three and nine months ended September 30, 2015, respectively, for a more detailed discussion of the uses and limitations of our non-GAAP financial measures.

GAAP defines gross profit as revenue less cost of revenue, and includes in costs of revenue depreciation and amortization expenses related to revenue-generating long-lived and intangible assets. We define Gross Profit (excluding depreciation and amortization) as revenue less cost of revenue (excluding depreciation and amortization). This measure differs from the GAAP definition of gross profit as we do not include the impact of depreciation and amortization expenses related to revenue-generating long-lived and intangible assets which represent non-cash expenses. We use this measure to evaluate operating margins and the effectiveness of cost management.

We define Adjusted EBITDA as net income (loss) plus interest expense, income tax expense (benefit), depreciation and amortization, impairment of goodwill, foreign exchange impact of intercompany financing activities, (gain) loss on retirement of property, plant and equipment, change in fair value of derivatives, stock-based compensation, IPO or merger/acquisition costs and related bonuses, restructuring charges and non-recurring items. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.

We define Unlevered Free Cash Flow as Adjusted EBITDA less capital expenditures. Unlevered Free Cash Flow should not be considered as an alternative to net income (loss), operating income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.

We define Cash Earnings as net income (loss), plus depreciation and amortization, impairment of goodwill, foreign exchange impact of intercompany financing activities, (gain) loss on retirement of property and equipment, change in fair value of derivatives, stock-based compensation, IPO or merger/acquisition costs and related bonuses, restructuring charges and non-recurring items. We define Cash EPS as Cash Earnings divided by diluted shares. Cash Earnings and Cash EPS should not be considered as an alternative to net income (loss), operating income (loss), basic or diluted earnings per share or any other measure of financial performance calculated and presented in accordance with GAAP.

About RigNet

RigNet (NASDAQ: RNET) is a leading global provider of digital technology solutions to the oil and gas industry, serving offshore and onshore drilling rigs, energy production facilities and energy maritime vessels. RigNet provides solutions ranging from fully-managed voice and data networks to more advanced applications that include video conferencing and real-time data services to more than 1,100 remote sites in 50 countries on six continents, effectively spanning the drilling and production industry. RigNet is based in Houston, Texas. For more information, please visit www.rig.net. RigNet is a registered trademark of RigNet, Inc.

1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 – that is, statements related to the future, not past, events. Forward-looking statements are based on the current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to RigNet’s SEC filings. RigNet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor contact

Marty Jimmerson Chief Financial Officer, RigNet, Inc.	Tel: +1 (281) 674-0699 investor.relations@rig.net

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
	(in thousands)
Unaudited Consolidated Statements of Comprehensive Income Data:
Revenue	$66,318	$75,106	$87,819	$219,074	$243,518

Expenses:
Cost of revenue (excluding depreciation and amortization)	38,191	39,736	49,217	121,860	141,394
Depreciation and amortization	8,094	8,211	7,530	24,401	21,607
Impairment of goodwill and intangibles	12,592	—	—	12,592	—
Selling and marketing	1,624	1,668	1,599	5,115	4,892
General and administrative	14,043	16,388	17,772	51,777	48,769

Total expenses	74,544	66,003	76,118	215,745	216,662

Operating income (loss)	(8,226)	9,103	11,701	3,329	26,856
Other income (expense), net	(864)	(348)	(1,020)	(2,292)	(1,466)

Income before income (loss) taxes	(9,090)	8,755	10,681	1,037	25,390
Income tax expense	(1,789)	(2,635)	(4,751)	(6,738)	(11,404)

Net income (loss)	$(10,879)	$6,120	$5,930	$(5,701)	$13,986

Income (loss) Per Share - Basic and Diluted
Net income (loss) attributable to RigNet, Inc.common stockholders	$(10,944)	$6,039	$5,857	$(5,934)	$13,719
Net income (loss) per share attributable to RigNet, Inc. common stockholders, basic	$(0.62)	$0.35	$0.34	$(0.34)	$0.79
Net income (loss) per share attributable to RigNet, Inc. common stockholders, diluted	$(0.62)	$0.34	$0.33	$(0.34)	$0.77
Weighted average shares outstanding, basic	17,567	17,499	17,443	17,510	17,268
Weighted average shares outstanding, diluted	17,567	17,893	17,987	17,510	17,905
Unaudited Non-GAAP Data:
Gross Profit (excluding depreciation and amortization)	$28,127	$35,370	$38,602	$97,214	$102,124
Gross Profit (excluding depreciation and amortization) margin	42.4%	47.1%	44.0%	44.4%	41.9%
Adjusted EBITDA	$14,498	$18,506	$20,180	$50,118	$55,194
Adjusted EBITDA margin	21.9%	24.6%	23.0%	22.9%	22.7%
Unlevered Free Cash Flow	$8,427	$10,423	$10,224	$27,891	$24,013
Cash Earnings	$12,207	$15,363	$14,841	$41,859	$42,156
Cash EPS	$0.69	$0.86	$0.83	$2.39	$2.35

1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
			(in thousands)
Reconciliation of Gross Profit to Gross Profit (excluding depreciation and amortization):
Gross profit	$20,354	$27,508	$31,400	$73,840	$81,527
Depreciation and amortization related to cost of revenue	7,773	7,862	7,202	23,374	20,597

Gross Profit (excluding depreciation and amortization)	$28,127	$35,370	$38,602	$97,214	$102,124

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
			(in thousands)
Reconciliation of Net Income (loss) to Adjusted EBITDA, Cash Earnings, Cash EPS and Unlevered Free Cash Flow:
Net income (loss)	$(10,879)	$6,120	$5,930	$(5,701)	$13,986
Interest expense	502	508	588	1,521	1,634
Depreciation and amortization	8,094	8,211	7,530	24,401	21,607
Impairment of goodwill and intangibles	12,592	—	—	12,592	—
Gain on sales of property, plant and equipment, net of retirements	(10)	(1)	74	(23)	(9)
Stock-based compensation	973	1,033	1,307	2,955	3,650
Restructuring costs	1,316	—	—	7,514	—
Acquisition costs	121	—	—	121	2,922
Income tax expense	1,789	2,635	4,751	6,738	11,404

Adjusted EBITDA (non-GAAP measure)	$14,498	$18,506	$20,180	$50,118	$55,194

Interest expense	(502)	(508)	(588)	(1,521)	(1,634)
Income tax expense	(1,789)	(2,635)	(4,751)	(6,738)	(11,404)

Cash Earnings (non-GAAP measure)	$12,207	$15,363	$14,841	$41,859	$42,156

Diluted Shares	17,567	17,893	17,987	17,510	17,905

Cash EPS (non-GAAP measure)	$0.69	$0.86	$0.83	$2.39	$2.35

Adjusted EBITDA (non-GAAP measure)	$14,498	$18,506	$20,180	$50,118	$55,194
Capital expenditures	6,071	8,083	9,956	22,227	31,181

Unlevered Free Cash Flow (non-GAAP measure)	$8,427	$10,423	$10,224	$27,891	$24,013

1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

	September 30,	December 31,
	2015	2014
	(in thousands)
Unaudited Consolidated Balance Sheet Data:
Cash and cash equivalents	$64,795	$66,576
Restricted cash - current portion	753	1,200
Total assets	275,461	299,837
Current maturities of long-term debt	8,417	8,405
Long-term debt	71,344	77,706

	Nine Months Ended September 30,
	2015	2014
	(in thousands)
Unaudited Consolidated Statements of Cash Flows Data:
Cash and cash equivalents, January 1,	$66,576	$59,822
Net cash provided by operating activities	27,045	29,415
Net cash used in investing activities	(21,307)	(53,493)
Net cash provided by (used in) financing activities	(5,524)	26,109
Changes in foreign currency translation	(1,995)	(801)

Cash and cash equivalents, September 30,	$64,795	$61,052

	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter
	2014	2014	2015	2015	2015
Selected Operational Data (4):
Offshore drilling rigs (1)	285	278	281	270	255
Strategic initiatives (2)	548	562	526	515	537
Other sites (3)	691	676	493	442	436

Total	1,524	1,516	1,300	1,227	1,228

(1)	Includes jack up, semi-submersible and drillship rigs
(2)	Includes production facilities, energy support vessels and international land rigs
(3)	Includes U.S. onshore drilling rigs, completion sites, man-camps, remote offices and supply bases
(4)	Includes sites acquired from Inmarsat’s Enterprise Energy business unit

1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
			(in thousands)
Eastern Hemisphere:
Revenue	$36,235	$38,085	$43,759	$113,291	$121,623
Cost of revenue	18,103	18,734	19,091	54,737	56,988

Gross Profit (non-GAAP measure)	18,132	19,351	24,668	58,554	64,635

Gross Profit margin	50.0%	50.8%	56.4%	51.7%	53.1%
Depreciation and amortization	3,682	3,988	3,452	11,642	9,528
Selling, general and administrative	3,027	3,664	3,932	10,219	10,699

Operating income	$11,423	$11,699	$17,284	$36,693	$44,408

Adjusted EBITDA (non-GAAP measure)	$14,994	$15,735	$20,159	$48,204	$54,037

Adjusted EBITDA margin	41.4%	41.3%	46.1%	42.5%	44.4%
Western Hemisphere:
Revenue	$24,578	$26,654	$30,366	$79,360	$81,827
Cost of revenue	12,184	11,714	16,582	37,852	45,826

Gross Profit (non-GAAP measure)	12,394	14,940	13,784	41,508	36,001

Gross Profit margin	50.4%	56.1%	45.4%	52.3%	44.0%
Depreciation and amortization	2,892	2,964	2,857	8,872	8,302
Impairment of goodwill and intangibles	12,592	—	—	12,592	—
Selling, general and administrative	3,454	4,326	4,084	12,334	10,412

Operating income (loss)	$(6,544)	$7,650	$6,843	$7,710	$17,287

Adjusted EBITDA (non-GAAP measure)	$8,865	$10,707	$9,222	$28,821	$25,366

Adjusted EBITDA margin	36.1%	40.2%	30.4%	36.3%	31.0%
Telecoms Systems Integration:
Revenue	$5,505	$10,367	$13,694	$26,423	$40,068
Cost of revenue	5,819	7,715	11,051	21,607	31,459

Gross Profit (non-GAAP measure)	(314)	2,652	2,643	4,816	8,609

Gross Profit margin	-5.7%	25.6%	19.3%	18.2%	21.5%
Depreciation and amortization	791	774	930	2,329	2,939
Selling, general and administrative	467	1,356	920	2,903	2,416

Operating income (loss)	$(1,572)	$522	$793	$(416)	$3,254

Adjusted EBITDA (non-GAAP measure)	$(977)	$1,318	$1,737	$1,590	$6,139

Adjusted EBITDA margin	-17.7%	12.7%	12.7%	6.0%	15.3%

NOTE: Consolidated balances include the three segments above along with corporate activities and intercompany eliminations.

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1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net